Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AT&T Inc. (AT&T, formerly SBC Communications Inc.) of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T, AT&T management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AT&T, included in the 2005 Annual Report to Stockholders of AT&T.

Our audits also included the financial statement schedules of AT&T listed in Item 15(a). These schedules are the responsibility of AT&T’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-111026) pertaining to the AT&T Savings Plan and other certain plans,
(2)	Registration Statements (Form S-8 No. 33-54291 and 333-34062) pertaining to the Stock Savings Plan,
(3)	Registration Statement (Form S-8 No. 33-49855) pertaining to the 1992 Stock Option Plan,
(4)	Registration Statements (Form S-8 No. 333-49343 and 333-95887) pertaining to the 1995 Management Stock Option Plan,
(5)	Registration Statements (Form S-8 No. 333-30669 (1996 Plan only) and 333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-58332) pertaining to the 2001 Stock Option Grant to Bargained-for and Certain Other Employees,
(7)	Registration Statement (Form S-8 No. 33-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(8)	Registration Statement (Form S-8 No. 333-99359) pertaining to the AT&T PAYSOP, Pacific Telesis Group Employee Stock Ownership Plan, and Tax Reduction Act Stock Ownership Plan,
(9)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and other certain plans, and
(10)	Registration Statement (Form S-3 No. 333-118476) of AT&T and the related Prospectuses;

of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T, AT&T management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of AT&T, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of AT&T included in this Annual Report (Form 10-K) of AT&T.

/s/ Ernst & Young LLP

San Antonio, Texas

February 27, 2006